Exhibit 99.1

Turning Point Brands Announces Third Quarter 2026 Results

●	Q3 2026 Modern Oral Gross Sales increased 114.2% to $93.9 million and Net Sales increased 102.9% to $74.4 million, accounting for 49.2% of total company Net Sales

●	Reaffirming FY 2026 Modern Oral Gross and Net Sales and EBITDA guidance

LOUISVILLE, KY – November 9, 2026 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, today announced financial results for the third quarter ended September 30, 2026.

Q3 2026 Financial Highlights

(All results reflect comparisons to prior-year period)

●	Total Consolidated Net Sales increased 27.0% to $151.1 million
o	Stoker’s segment Net Sales increased 52.0%
o	Zig-Zag segment Net Sales decreased 15.5%
●	Gross Profit increased 20.9% to $85.2 million driven by Modern Oral growth
●	Net Income decreased 81.4% to $3.9 million
●	Adjusted EBITDA decreased 41.3% to $18.4 million including increased sales and marketing investments (see Schedule A for a reconciliation to net income)
●	Diluted EPS of $0.19 and Adjusted Diluted EPS of $0.41 compared to $1.13 and $1.05 respectively (see Schedule B for a reconciliation to Diluted EPS)

“I have been involved with Turning Point Brands for nearly 14 years and have never been more optimistic about its future. I am very excited to serve as CEO at such an important time. I have tremendous confidence in our team, our brands and our strategy,” said David Glazek, Chief Executive Officer. “We delivered another quarter of strong results, highlighted by continued growth in Modern Oral and progress across our heritage brands. Our investments in FRE and ALP are expanding distribution, strengthening consumer engagement and positioning us to become a leading player in the rapidly growing nicotine pouch category. We remain focused on this transformative opportunity to maximize long-term shareholder value.”

Stoker’s Products Segment (75% of total net sales in the quarter)

For the third quarter, Stoker’s segment net sales increased 52.0% from the prior year to $113.8 million, driven by triple-digit growth in Modern Oral. Stoker’s segment gross profit increased 41.5% from the prior year to $63.7 million. Gross profit as a percentage of net sales decreased to 56.0% for the three months ended September 30, 2026, from 60.2% for the three months ended September 30, 2025, primarily driven by a shift in product mix toward Modern Oral.

Zig-Zag Products Segment (25% of total net sales in the quarter)

For the third quarter, Zig-Zag segment net sales decreased 15.5% from the prior year to $37.3 million.

Zig-Zag segment gross profit decreased 15.6% from the prior year to $21.4 million. Gross profit as a percentage of net sales decreased to 57.4% for the three months ended September 30, 2026, from 57.5% for the three months ended September 30, 2025.

Liquidity and Capital Allocation

Investment in the quarter focused on sales and marketing efforts to support distribution and brand building. Consolidated selling, general and administrative (“SG&A”) expenses increased 69.1% from the prior year to $75.3 million, inclusive of Modern Oral-related sales and marketing investments and increased outbound freight costs.

As of September 30, 2026, ending cash was $251.3 million and net debt was $48.7 million. During the quarter, the Company repurchased 167,161 shares for a total cost of $10.0M at an average price per share of $59.82. The Company ended the quarter with total liquidity of $322.8 million, which includes $71.5 million of asset backed revolving credit facility capacity.

2026 Outlook

Reaffirming 2026 full-year guidance, which was updated on September 21, 2026.

●	Full year Modern Oral Gross Sales of $330-$350 million
●	Full year Modern Oral Net Sales of $260-$270 million
●	Full Year Adjusted EBITDA to $70-$80 million

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 9:00 a.m. Eastern on Monday, November 9, 2026.

Investment community participants should dial in 10 minutes ahead of time using the toll-free number (833)-461-5787 (international participants should call (+44 7418 372077) and follow the audio prompts after typing in the event ID: 633 308 822. A live listen-only webcast of the call will be available at this link https://events.q4inc.com/attendee/633308822 as well as on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands, Inc. (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic brand portfolio, including Zig-Zag®, Stoker’s®, FRE®, and ALP®. TPB’s products are available in more than 220,000 retail outlets in North America and on sites such as www.zigzag.com, www.frepouch.com, and www.alppouch.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, those included in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

This press release contains TPB’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, management and are subject to completion of TPB's customary quarter-end closing and review procedures and third-party review. As a result, TPB's reported information in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding TPB's financial condition and results of operations for the quarter ending September 30, 2026 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of TPB's full third quarter 2026 results when such results are disclosed by TPB in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Investor Contacts

Turning Point Brands, Inc.

ir@tpbi.com

Financial Statements Follow on Subsequent Pages

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.

Consolidated Statements of Income

(dollars in thousands except share data)

(unaudited)

	Three Months Ended September 30,
	2026	2025
Net sales	$151,096	$118,979
Cost of sales	65,921	48,552
Gross profit	85,175	70,427
Selling, general, and administrative expenses	75,305	44,542
Operating income	9,870	25,885
Other expense (income), net	63	(4,941)
Interest expense, net	4,241	3,531
Investment gain	(145)	(817)
Income from equity method investment	(2,551)	(2,117)
Income before income taxes	8,262	30,229
Income tax expense	1,414	6,472
Consolidated net income	6,848	23,757
Net income attributable to non-controlling interest	2,918	2,677
Net income attributable to Turning Point Brands, Inc.	$3,930	$21,080

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.20	$1.16
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.19	$1.13
Weighted average common shares outstanding:
Basic	20,027,021	18,246,722
Diluted	20,278,788	18,708,665

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.

Consolidated Balance Sheets

(dollars in thousands except share data)

(unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash	$251,290	$222,760
Accounts receivable, net of allowances of $203 in 2026 and $206 in 2025	24,160	25,726
Inventories, net	139,380	107,989
Other current assets	63,173	60,675
Total current assets	478,003	417,150
Property, plant, and equipment, net	40,481	36,247
Right of use assets	14,885	14,480
Deferred financing costs, net	697	1,180
Goodwill	135,839	136,097
Other intangible assets, net	63,114	64,042
Master Settlement Agreement (MSA) escrow deposits	28,902	29,887
Other assets	84,730	64,667
Total assets	$846,651	$763,750

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,314	$20,420
Accrued liabilities	54,686	54,587
Total current liabilities	82,000	75,007
Deferred tax liabilities, net	10,493	8,289
Notes payable and long-term debt	294,405	293,625
Other long-term liabilities	-	4,138
Lease liabilities	10,088	10,708
Total liabilities	396,986	391,767

Stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,833,181 issued shares and 19,881,761 outstanding shares at September 30, 2026, and 20,589,527 issued shares and 19,132,384 outstanding shares at December 31, 2025	225	216
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	242,240	203,627
Cost of repurchased common stock (951,420 shares at September 30, 2026 and 1,457,143 shares at December 31, 2025)	(31,171)	(47,637)
Accumulated other comprehensive loss	(2,455)	(1,563)
Accumulated earnings	214,035	199,661
Non-controlling interest	26,791	17,679
Total stockholders’ equity	449,665	371,983
Total liabilities and stockholders’ equity	$846,651	$763,750

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.

Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$31,091	$56,508
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	-	1,235
(Gain) loss on sale of property, plant, and equipment	(3)	47
Loss on MSA investments	9	-
Income from equity method investment	(8,208)	(2,328)
Loss (gain) on investments, net	1,224	(484)
Depreciation and other amortization expense	6,026	4,489
Amortization of other intangible assets	963	918
Amortization of deferred financing costs	1,263	1,293
Deferred income tax expense	2,369	4,690
Stock compensation expense	6,559	5,176
Noncash lease income	(2,462)	(1,205)
Changes in operating assets and liabilities:
Accounts receivable	1,198	(18,251)
Inventories	(31,614)	(16,412)
Other current assets	(7,547)	(19,409)
Other assets	(699)	(10,978)
Accounts payable	5,573	12,709
Accrued liabilities and other	3,707	14,517
Net cash provided by operating activities	$9,449	$32,515

Cash flows from investing activities:
Capital expenditures	$(7,112)	$(10,182)
Payment for equity investments	(1,450)	(2,783)
Purchases of investments	(10,768)	(12,876)
Proceeds from sale of investments	3,850	5,459
MSA escrow deposits, net	256	(2)
Purchase of option agreement	(7,047)	(8,000)
Net cash used in investing activities	$(22,271)	$(28,384)

Cash flows from financing activities:
Redemption of 2026 Notes	$-	$(250,000)
Proceeds from 2032 Notes	-	300,000
Equity offering proceeds	59,549	97,499
Tax distribution	(2,500)	-
Interchange subscription agreement proceeds	-	11,000
Cost of repurchased stock	(10,000)	-
Payment of dividends	(4,830)	(4,089)
Payment of financing costs	-	(7,285)
Exercise of options	324	6,106
Redemption of options	-	(33)
Issuance of restricted stock units	-	2
Redemption of restricted stock units	(332)	(2,324)
Issuance of performance based restricted stock units	2	(1)
Redemption of performance based restricted stock units	(1,014)	(2,625)
Net cash provided by financing activities	$41,199	$148,250

Net increase in cash	$28,377	$152,381
Effect of foreign currency translation on cash	$157	$(182)

Cash, beginning of period:
Unrestricted	$222,760	$48,941
Restricted	1,914	1,961
Total cash at beginning of period	$224,674	$50,902

Cash, end of period:
Unrestricted	$251,290	$201,189
Restricted	1,918	1,912
Total cash at end of period	$253,208	$203,101

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income (loss) excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(dollars in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net income attributable to Turning Point Brands, Inc.	$3,930	$21,080
Add:
Interest expense, net	4,346	3,653
Income tax expense	1,698	6,694
Depreciation expense	1,075	814
Amortization expense	1,456	1,132
EBITDA	$12,505	$33,373
Components of Adjusted EBITDA
Corporate restructuring (a)	268	233
Stock based compensation (b)	920	1,884
Transactional expenses and strategic initiatives (c)	164	820
Non-recurring legal (d)	649	437
FDA PMTA (e)	3,151	482
Mark-to-market loss (gain) on Canadian inter-company note (f)	88	(10)
Manufacturing start-up costs (g)	593	-
Honorarium (h)	63	255
Gain on investment (i)	-	(678)
ERC refund (j)	-	(5,451)
Adjusted EBITDA	$18,401	$31,345

(a)	Represents costs associated with corporate restructuring, including severance and early retirement.
(b)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(c)	Represents the fees incurred for transaction expenses.
(d)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application (“PMTA”).
(f)	Represents a mark-to-market loss (gain) attributable to foreign exchange fluctuation.
(g)	Represents non-recurring expenses incurred during the start-up of manufacturing lines.
(h)	Represents an honorarium gift included in other expense, net.
(i)	Represents gain on investments.
(j)	Represents an employee retention credit refund received included in other expense (income), net.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands

Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS

(dollars in thousands except share data)

(unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2026		September 30, 2025
	Adjusted Net Income	Adjusted Diluted EPS	Adjusted Net Income	Adjusted Diluted EPS
GAAP Net Income and Diluted EPS	$3,930	$0.19	$21,080	$1.13

Corporate restructuring (a)	222	0.01	183	0.01
Stock based compensation (b)	763	0.04	1,481	0.08
Transactional expenses and strategic initiatives (c)	136	0.01	644	0.03
Non-recurring legal (d)	538	0.03	343	0.02
FDA PMTA (e)	2,612	0.13	379	0.02
Mark-to-market loss (gain) on Canadian inter-company note (f)	73	0.00	(8)	(0.00)
Manufacturing start-up costs (g)	492	0.02	-	-
Honorarium (h)	52	0.00	200	0.01
Gain on investment (i)	-	-	(533)	(0.03)
ERC refund (j)	-	-	(4,284)	(0.23)
Tax benefit (k)	(506)	(0.02)	113	0.01
Adjusted Net Income and Adjusted Diluted EPS	$8,312	$0.41	$19,598	$1.05

Totals may not foot due to rounding

(a)	Represents costs associated with corporate restructuring, including severance and early retirement.
(b)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(c)	Represents the fees incurred for transaction expenses.
(d)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application (“PMTA”).
(f)	Represents a mark-to-market loss (gain) attributable to foreign exchange fluctuation.
(g)	Represents non-recurring expenses incurred during the start-up of manufacturing lines.
(h)	Represents an honorarium gift included in other expense, net.
(i)	Represents gain on investments.
(j)	Represents an employee retention credit refund received included in other expense (income), net.
(k)	Represents adjustment from quarterly tax rate to quarterly projected tax rate of 20.5% in 2026 and 21.0% in 2025.